UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 19, 2015

XL GROUP
Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	1-10804	98-0665416
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

XL House, 8 St. Stephen's Green, Dublin, Ireland	2
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  +353 (1) 400-5500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.
As set forth in the Current Report on Form 8-K of XL Group plc ("XL”) filed on January 9, 2015 under items 1.01, 2.03, 8.01 and 9.01 with the Securities and Exchange Commission ("SEC"), XL has entered into an agreement with Catlin Group Limited (“Catlin”) under which XL will acquire the entire issued and to be issued share capital of Catlin (the “Acquisition”) for cash and newly-issued XL ordinary shares, par value $0.01 per share. The terms of the Acquisition are pursuant to an implementation agreement entered into among XL, Catlin and Green Holdings Limited, a wholly-owned subsidiary of XL, on January 9, 2015.
XL is filing this current report on Form 8-K to provide certain financial information with respect to the proposed Acquisition. Specifically, this current report on Form 8-K provides: (1) Catlin’s audited financial statements as of and for the years ended December 31, 2014 and 2013, attached hereto as Exhibit 99.1 and (2) XL’s preliminary unaudited pro forma consolidated financial information relating to the Acquisition, attached hereto as Exhibit 99.2. The information in Exhibit 99.1 was provided by Catlin. The information in Exhibits 99.1 and 99.2 is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
23.1	Consent of PricewaterhouseCoopers Ltd.
99.1	Catlin Group Limited Audited Financial Statements as of and for the years ended December 31, 2014 and 2013.
99.2	XL Group plc Preliminary Unaudited Pro Forma Consolidated Financial Information as of and for the year ended December 31, 2014.

Information Concerning Forward-Looking Statements
The Private Securities Litigation Reform Act of 1995 ("PSLRA") provides a "safe harbor" for forward-looking statements. This document contains forward-looking statements that reflect XL's current views with respect to future events and financial performance. Such statements include forward-looking statements both with respect to XL in general, and to the insurance and reinsurance sectors in particular (both as to underwriting and investment matters). These statements are based on current plans, estimates and expectations, all of which involve risk and uncertainty. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “may,” “could” or “would” and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the PSLRA or otherwise.
All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements, XL believes that these factors include, but are not limited to, the following: (a) changes in the size of XL's claims relating to natural or man-made catastrophe losses due to the preliminary nature of some reports and estimates of loss and damage to date; (b) trends in rates for property and casualty insurance and reinsurance; (c) the timely and full recoverability of reinsurance placed by XL or Catlin, if the Acquisition is completed, with third parties, or other amounts due to XL or Catlin; (d) changes in the projected amount of ceded reinsurance recoverables and the credit ratings and creditworthiness of reinsurers; (e) actual loss experience from insured or reinsured events and the timing of claims payments being faster or the receipt of reinsurance recoverables being slower than XL anticipated; (f) the other factors set forth in Item 1A, "Risk Factors," of XL’s Form 10-K and XL's other documents on file with the SEC.
Additionally, the Acquisition is subject to risks and uncertainties, including: (a) XL and Catlin may be unable to complete the Acquisition because, among other reasons, conditions to the completion of the Acquisition may not be satisfied or waived, including the failure to obtain required regulatory approvals, or the other party may be entitled to terminate the Acquisition; (b) receipt of regulatory approvals required by the Acquisition may be subject to conditions, limitations and restrictions that could negatively impact the business and operations of the combined company; (c) uncertainty as to the timing of completion of the Acquisition; (d) the ability to obtain approval of the Acquisition by Catlin shareholders; (e) uncertainty as to the actual premium (if any) that will be realized by Catlin shareholders in connection with the Acquisition; (f) inability to retain key personnel of XL or Catlin during the pendency of the Acquisition or after completion of the Acquisition; (g) failure to realize the potential synergies from the Acquisition, including as a result of the failure, difficulty or delay in integrating Catlin’s businesses into XL; and (h) the ability of Catlin’s board of directors to withdraw its recommendation of the Acquisition.
The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein or elsewhere, XL undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, expect as required by the federal securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 19, 2015

XL Group plc (Registrant)
By:	/s/ Kirstin Gould
Name: Kirstin Gould Title: General Counsel and Secretary